Exhibit 99.1

Apollo Investment Corporation

Announces June 30, 2011 Quarterly Financial Results

and Quarterly Dividend of $0.28 Per Share

NEW YORK—August 3, 2011—Apollo Investment Corporation (NASDAQ-GS: AINV) or the “Company”, “Apollo Investment”, “we” or “our” today announces financial results for its fiscal quarter ended June 30, 2011. Additionally, the Company announces that its Board of Directors has declared its second fiscal quarter 2012 dividend of $0.28 per share, payable on October 4, 2011 to stockholders of record as of September 15, 2011. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2011:

Total Assets: $3.3 billion

Investment Portfolio: $3.1 billion

Net Assets: $1.9 billion

Net Asset Value per share: $9.76

Portfolio Activity for the Quarter Ended June 30, 2011:

Investments made during the quarter: $836 million

Number of new portfolio companies invested: 9

Investments sold or prepaid during the quarter: $733 million

Number of portfolio company exits: 6

Operating Results for the Quarter Ended June 30, 2011 (in thousands, except per share amounts):

Net investment income: $47,662

Net realized and unrealized gains (losses): ($47,606)

Net increase in net assets from operations: $56

Net investment income per share: $0.24

Net realized and unrealized gains (losses) per share: ($0.23)

Earnings per share (basic): $0.00

Earnings per share (diluted): $0.00

Conference Call/Webcast at 12:00 p.m. ET on August 4, 2011

The Company will also host a conference call at 12:00 p.m. (Eastern Time) on Thursday, August 4, 2011 to present first quarter results. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call, international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID: 84161055 when prompted. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available through August 18, 2011 by calling (855) 859-2056, international callers please dial (404) 537-3406, reference pin #84161055. The audio webcast will be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

PORTFOLIO AND INVESTMENT ACTIVITY

During the three months ended June 30, 2011, we invested $836 million across 9 new and 10 existing portfolio companies, through a combination of primary and secondary market purchases. This compares to investing $221 million in 3 new and 8 existing portfolio companies for the three months ended June 30, 2010. Investments sold or prepaid during the three months ended June 30, 2011 totaled $733 million versus $114 million for the three months ended June 30, 2010.

At June 30, 2011, our net portfolio consisted of 72 portfolio companies and was invested 32% in senior secured loans, 57% in subordinated debt, 1% in preferred equity and 10% in common equity and warrants measured at fair value versus 68 portfolio companies invested 32% in senior secured loans, 57% in subordinated debt, 1% in preferred equity and 10% in common equity and warrants at June 30, 2010.

The weighted average yields on our senior secured loan portfolio, subordinated debt portfolio and total debt portfolio as of June 30, 2011 at our current cost basis were 9.2%, 12.3% and 11.1%, respectively. At June 30, 2010, the yields were 8.8%, 13.3% and 11.7%, respectively.

Since the initial public offering of Apollo Investment in April 2004 and through June 30, 2011, invested capital totaled over $8.1 billion in 155 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 100 different financial sponsors.

RESULTS OF OPERATIONS

Results comparisons are for the three months ended June 30, 2011 and June 30, 2010.

Investment Income

For the three months ended June 30, 2011 and June 30, 2010, gross investment income totaled $94.6 million and $78.2 million, respectively. The increase in gross investment income for the June 2011 quarter was primarily due to an increase in the receipt of prepayment premiums and other deal related fees as compared to the prior June 2010 quarter.

Expenses

Expenses totaled $46.9 million and $37.4 million, respectively, for the three months ended June 30, 2011 and June 30, 2010, of which $24.3 million and $24.8 million, respectively, were base management fees and performance-based incentive fees and $16.0 million and $9.9 million, respectively, were interest and other debt expenses. Administrative services and other general and administrative expenses totaled $6.7 million and $2.8 million, respectively, for the three months June 30, 2011 and June 30, 2010, respectively. Expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, legal fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses from the June 2010 to the June 2011 quarter was primarily due to an increase in interest expense as our average interest cost in the current period is over 150 basis points higher than in the year ago period. This increase resulted from the issuance of two tranches of long-term fixed rate debt in periods subsequent to the three month period ended June 30, 2010. In addition, the Company recognized approximately $3.5 million in net non-recurring expenses, including legal and other professional expenses of $4.2 million net of a non-recurring reduction of administrative expenses.

Net Investment Income

The Company’s net investment income totaled $47.7 million and $40.8 million, or $0.24 and $0.22, on a per average share basis, respectively, for the three months ended June 30, 2011 and June 30, 2010.

Net Realized Losses

The Company had investment sales and prepayments totaling $733 million and $114 million, respectively, for the three months ended June 30, 2011 and June 30, 2010. Net realized losses for the three months ended June 30, 2011 were $45.9 million. For the three months ended June 30, 2010, net realized gains totaled $3.9 million. Net realized losses for the June 2011 quarter were primarily derived from the realization of previously reported unrealized losses on our investment in Playpower Holdings. Net realized gains for the June 2010 quarter were primarily derived from foreign currencies.

Net Unrealized Appreciation (Depreciation) on Investments, Cash Equivalents and Foreign Currencies

For the three months ended June 30, 2011 and June 30, 2010, net change in unrealized depreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $1.7 million and $129.0 million, respectively. For the three months ended June 30, 2011, the increase in unrealized depreciation was derived from a decline in general capital market conditions offset by the recognition of realized losses which reversed unrealized depreciation. For the three months ended June 30, 2010, depreciation was primarily due to net changes in specific portfolio company fundamentals and slightly weaker capital market conditions.

Net Increase in Net Assets From Operations

For the three months ended June 30, 2011, the Company had a net increase in net assets resulting from operations of $0.1 million. For the three months ended June 30, 2010, the Company had a net decrease in net assets resulting from operations of $84.3 million. For the three months ended June 30, 2011 basic and diluted earnings per average share were $0.00. The loss per average share was $0.45 for the three months ended June 30, 2010.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated and generally available through periodic follow-on equity and debt offerings, our senior secured, multi-currency $1.25 billion revolving credit facility (the “Facility”), our senior secured notes, investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and prepayments of senior and subordinated loans and income earned from investments. The Company also has investments in its portfolio that contain PIK provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. In order to maintain the Company’s status as a RIC, this non-cash source of income must be paid out to stockholders annually in the form of dividends, even though the Company has not yet collected the cash. For the three months ended June 30, 2011, accrued PIK totaled $3.5 million, on total investment income of $94.6 million. At June 30, 2011, the Company had $824 million in borrowings outstanding on its Facility and $430 million of unused capacity. On April 13, 2011, $380 million of commitments on the Facility matured. As of June 30, 2011, aggregate lender commitments under the Facility total $1,253,750,000.

On May 3, 2010, the Company closed on its most recent follow-on public equity offering of 17.25 million shares of common stock at $12.40 per share raising approximately $204 million in net proceeds. In the future, the Company may raise additional equity or debt capital, among other considerations. The primary use of funds will be investments in portfolio companies, reductions in debt outstanding and other general corporate purposes.

On September 30, 2010, the Company entered into a note purchase agreement, providing for a private placement issuance of $225 million in aggregate principal amount of five-year, senior secured notes with a fixed interest rate of 6.25% and a maturity date of October 4, 2015 (the “Senior Secured Notes”). On October 4, 2010, the Senior Secured Notes were sold to certain institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes will be due semi-annually on April 4 and October 4, commencing on April 4, 2011. The proceeds from the issuance of the Senior Secured Notes were primarily used to reduce other outstanding borrowings and/or commitments on the Company’s Facility.

On January 25, 2011, the Company closed a private offering of $200 million aggregate principal amount of senior unsecured convertible notes (the “Convertible Notes”). The Convertible Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Convertible

Notes bear interest at an annual rate of 5.75%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2011. The Convertible Notes will mature on January 15, 2016 unless earlier converted or repurchased at the holder’s option. Prior to December 15, 2015, the Convertible Notes will be convertible only upon certain corporate reorganizations, dilutive recapitalizations or dividends, or if, during specified periods our shares trade at more than 130% of the then applicable conversion price or the Convertible Notes trade at less than 97% of their conversion value and, thereafter, at any time. The Convertible Notes will be convertible by the holders into shares of common stock, initially at a conversion rate of 72.7405 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (14,548,100 common shares) corresponding to an initial conversion price of approximately $13.75, which represents a premium of 17.5% to the $11.70 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on January 19, 2011. The conversion rate will be subject to adjustment upon certain events, such as stock splits and combinations, mergers, spin-offs, increases in dividends in excess of $0.28 per share per quarter and certain changes in control. Certain of these adjustments, including adjustments for increases in dividends, are subject to a conversion price floor of $11.70 per share. The Convertible Notes are senior unsecured obligations and rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	June 30, 2011 (unaudited)	March 31, 2011
Assets
Non-controlled/non-affiliated investments, at value (cost—$2,863,683 and $2,900,378, respectively)	$2,868,973	$2,901,295
Non-controlled/affiliated investments, at value (cost—$22,406 and $22,407, respectively)	37,909	37,295
Controlled investments, at value (cost—$488,472 and $376,051, respectively)	216,378	111,568
Cash	8,024	5,471
Foreign currency (cost—$1,170 and $881, respectively)	1,181	883
Receivable for investments sold	55,505	13,461
Interest receivable	46,482	45,686
Dividends receivable	12	5,131
Miscellaneous income receivable	40	—
Receivable from investment adviser	—	576
Prepaid expenses and other assets	24,798	27,447

Total assets	$3,259,302	$3,148,813

Liabilities
Debt	$1,249,203	$1,053,443
Payable for investments and cash equivalents purchased	3,835	37,382
Dividends payable	54,856	54,740
Management and performance-based incentive fees payable	27,094	27,553
Interest payable	9,860	9,703
Accrued administrative expenses	890	1,738
Other liabilities and accrued expenses	2,332	3,223

Total liabilities	$1,348,070	$1,187,782

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 195,914 and 195,502 issued and outstanding, respectively	$196	$196
Paid-in capital in excess of par	2,876,560	2,871,559
Undistributed net investment income	49,363	56,557
Accumulated net realized loss	(759,821)	(713,873)
Net unrealized depreciation	(255,066)	(253,408)

Total net assets	$1,911,232	$1,961,031

Total liabilities and net assets	$3,259,302	$3,148,813

Net Asset Value Per Share	$9.76	$10.03

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended
	June 30, 2011	June 30, 2010
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$81,619	$72,505
Dividends	3,195	920
Other income	7,275	1,669
From non-controlled/affiliated investments:
Interest	405	3,154
From controlled investments:
Interest	14	—
Dividends	2,084	—

Total Investment Income	94,592	78,248

EXPENSES:
Management fees	$15,929	$14,554
Performance-based incentive fees	8,381	10,207
Interest and other debt expenses	15,951	9,894
Administrative services expense	887	1,396
Other general and administrative expenses	5,782	1,370

Total expenses	46,930	37,421

Net investment income	$47,662	$40,827

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	$(44,197)	$780
Foreign currencies	(1,751)	3,087

Net realized gain (loss)	(45,948)	3,867

Net change in unrealized gain (loss):
Investments and cash equivalents	(2,544)	(137,959)
Foreign currencies	886	8,955

Net change in unrealized loss	(1,658)	(129,004)

Net realized and unrealized loss from investments, cash equivalents and foreign currencies	(47,606)	(125,137)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$56	$(84,310)

EARNINGS (LOSS) PER SHARE – BASIC AND DILUTED	$0.00	$(0.45)

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488